Exhibit 16.1

January 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K dated January 22, 2002, of McRae Industries, Inc. and are in agreement with the statements contained therein.

/s/ Gleiberman Spears Shepherd & Menaker, PA